Exhibit 10.7

SUPER REGIONAL DISTRIBUTION AND

SERVICE PROVIDER AGREEMENT (“SRDSP”)

THIS SUPER REGIONAL DISTRIBUTION AGREEMENT (the “Agreement”),dated August 22 , 2013 (the “Effective Date”), is between Hydro Phi Technologies, Inc., a Delaware corporation with offices at 3404 Oakcliff Road, Suite C4/C6, Doraville, Georgia 30340 (“Hydro Phi”), and Energ’a Vehicular Limpia S.A. de C.V. (“SRDSP”), with offices at Montecito 38, Piso 34, Of. 2 Col. Nápoles, Del. Benito Juárez México, 11850, D.F., MEXICO and Fernando Echavarria jointly the “Parties” and individually a “Party”.

WHEREAS, Hydro Phi desires to obtain the Services of SRDSP to market and sell Hydro Phi products and technologies in a designated and assigned territory; and WHEREAS, the Super Regional Distributor and Service Provider (SRDSP) represents that it has extensive knowledge of distribution practices and business opportunities that will promote and contribute to sales of the Hydro Phi products and technologies and so desires to be the sole authorized representative for Hydro Phi in the Territory through which all business will be funneled. Award of exclusivity will be based upon demonstrated ability to provide adequate sales and service in noted areas of usage. NOW THEREFORE, in consideration of the foregoing premises and the mutual obligations contained herein, the Parties agree as follows:

1. APPOINTMENT

1.1. Appointment. Hydro Phi hereby appoints SRDSP, and SRDSP accepts and agrees, to be the sole authorized SRDSP to perform the following functions and tasks within its Territory:

Territory: Territory to be defined as Mexico. Distributor shall have first right of refusal Spanish speaking territory rights to Spain, Central America and to South America, excluding Brazil, from October 2013 till March 2015.

A. adhere to the SRDSP Performance Requirements as mutually agreed upon in the normal course of strategic business planning;

B. Market, sell, and support the identified market verticals in the geographic (“Territory”) described in Exhibit “A” and will commit that the minimum inventory listed below will be purchased by SRDSP at the whole sale prices as shown in Exhibit “B”:

i)

2013/14 - 150 units annually (October 2013 till December 2014)

ii)

2015 - 500 units annually

iii)

2016 - 1000 units annually

C. Provide the installation and maintenance support services (“Services”) for the Hydro Phi technology implementation (“Products”) unless otherwise provided by the end user.

D. Cross Territory Sales Policy - Sales initiated by a Distributor outside the established geographic designated region will be governed as follows. [REDACTED*] of [REDACTED*] for the Distributor sales lead and [REDACTED*] of [REDACTED*] override for the territory manager. Leads will be identified with both the company as well as the Territory Distributor and approved by both prior to moving forward. In a cross-territory sale, the sales lead will be determined by HPTI corporate based upon quality of contract, meetings, and agreements. Service and replacement parts as stated in C. above; all profit on service labor and replacement parts belong to the territory manager. Sales leads will be protected for a period of [REDACTED*] from registration with the company and Territory Manager to be closed.

* This material has been omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission.

Exhibit 10.7

SUPER REGIONAL DISTRIBUTION AND

SERVICE PROVIDER AGREEMENT (“SRDSP”)

If the SRDSP a) meets or exceeds the distribution performance requirements and b) remains in continuous compliance with the obligations set forth in Article 2 and all other terms and conditions of this Agreement, the distribution agreement will be automatically extended. SRDSP will have no other rights with respect to the Products and Services except as set forth in this Agreement. SRDSP is, and will remain, an independent contractor, and nothing herein will be deemed to imply or create a relationship of employer and employee between the Parties.

1.2. Sales Process Protocol. Subject to the terms and conditions of this Agreement, SRDSP will have the sole right to demonstrate, sell, and distribute the Products and perform the installation and maintenance Services within the Territory during the Term of this Agreement. Hydro Phi will only sell and distribute the products in this Territory through the SRDSP during the term of this agreement. There are certain end users and clients that are granted as exclusive to: (a) HPTI corporate (b) Other SRDSP’s (c) Business Development Associates (d) HPTI suppliers & partners These exclusives are shown in Exhibit “C”; these potential exclusive clients have already engaged the assignees at high-level business discussions and fall under the grandfather clause described in article 3.6.E. SRDSP may select and appoint sub-distributors, dealers, and/or service providers within the Territory to perform specific activities related to the Products. No such selection or appointment will be valid, authorized or permitted without the prior written approval of Hydro Phi. The approval process shall be expedited in manner as to not impede business opportunities and shall have justifiable cause to be denied. All sub-distributors, dealers, service providers and local representatives will be subject to the terms and conditions of this Agreement; upon signing of any such affiliates to support the SRDSP, if any license fees are charged according the fees waived as shown in Exhibit “A” or any other amounts, these fees shall be shared on a [REDACTED*] basis with Hydro Phi. Neither SRDSP nor any sub-distributor, dealer, service provider or representative will make any sales of Products or perform any Services outside the appointed and assigned Territory without the express prior written consent of Hydro Phi.

1.3 Rights Outside of Territory. Unless otherwise notified, Hydro Phi gives express consent and support for the SRDSP to pursue business in regions and territories outside those that are appointed in Exhibit “A”: A. In the event a sales order or contract is procured and named as an exclusive to an assignee, it will not be reassigned to another sales leader or the territorial SRDSP as long as the account can be supported without complaint. B. The profit split for sales outside of the territory – [REDACTED*] for the sales lead and [REDACTED*] override for the territory manager. C. Hydro Phi reserves the right to re-define this agreement based upon justifiable business drivers that are critical to the overall success of the company/distribution network and financial constraints/limitations imposed upon Hydro Phi.

1.4 Costs and Expenses. SRDSP is solely responsible for all costs and expenses related to advertising, marketing, promoting and selling the Products and Services; except as may be separately agreed between Hydro Phi and SRDSP. Hydro Phi is responsible for all costs and expenses related to all corporate initiatives, advertising campaigns, and branding efforts and shall be the sole responsibility of Hydro Phi.

* This material has been omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission.

Exhibit 10.7

SUPER REGIONAL DISTRIBUTION AND

SERVICE PROVIDER AGREEMENT (“SRDSP”)

1.5 CO-OP Advertising Fund. Distributors agree to a National Co-Op Advertising fee of 2% of [REDATCED*] which [REDACTED*] to produce advertising on a national basis.

1.6 Non-Compete. From the date of signing this agreement and for a duration of five (5) years,

the SRDSP will not provide any products or perform services of any kind for any business, organization or individual that markets, sells, sponsors, or produces Hydrogen related products or technologies that compete directly or indirectly with the Products or Services of this Agreement.

1.7 Authority and Representations. SRDSP has no power or authority, express or implied, to make any commitments or incur any obligations on behalf of Hydro Phi without the prior written authorization of Hydro Phi. SRDSP will make no warranties, representations, promises, or commitments regarding the Products and Services that are not pre-authorized in writing by Hydro Phi.

2. SCOPE OF WORK

2.1 SRDSP Obligations. During the Term of this Agreement, SRDSP will:

A.

Maintain adequate contacts and sales personnel to actively solicit, develop and promote the sale of Products and Services in the Territory;

B.

Provide installation and maintenance services for the Products in the Territory;

C.

Bear the financial responsibility to engage performance bond insurance, general liability insurance, and warranty insurance. Hydro Phi will submit specifications and limits for such insurances that must be carried by the SRDSP.

D.

Provide liaison with potential Customers, as defined herein, and/or the procurement and/or engineering personnel of existing or potential Customers with respect to developing procurement specifications and determining performance requirements for any sales of the Products and Services;

E.

Provide to Hydro Phi information about the technical needs and requirements of potential customers for the Products and Services;

F.

Provide assistance to Hydro Phi in discussions, preparation of proposals and negotiations in the Territory related to sales of Products and Services;

G.

Investigate customer complaints or issues with the Products and Services and provide Hydro Phi with reasonable assistance in responding to any complaints or disputes with respect thereto.

* This material has been omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission.

Exhibit 10.7

SUPER REGIONAL DISTRIBUTION AND

SERVICE PROVIDER AGREEMENT (“SRDSP”)

H.

Except as otherwise set forth in this agreement or agreed to by Hydro Phi through amendments to this agreement, the SRDSP will pay all costs to conduct SRDSP’s business including, without limitation, commissions or compensation to employees or other agents of SRDSP;

I.

Provide Hydro Phi projections of sales opportunities in the Territory on a monthly basis or more frequently as reasonably requested by Hydro Phi;

J.

Provide Hydro Phi assistance in obtaining financial or other performance information about existing and potential Customers in the Territory;

K.

Make reasonable efforts to assure active participation and attendance by SRDSP personnel at all sales meetings, training sessions or other events to which Hydro Phi invites SRDSP or requests that SRDSP attend.

1.2Hydro Phi Obligations. During the Term of this Agreement, Hydro Phi will:

A.

Provide SRDSP written materials relating to the Products and Services as necessary to support marketing and sale of the Products, including operational procedures, maintenance procedures, engineering drawings and schematics, bill of material lists and recommended spare parts and consumables, and;

B.

Respond within a reasonable period to requests from SRDSP for price and delivery information related to the Products and Services;

C.

Provide SRDSP periodically with updated information about technical and other improvements in the Products and Services;

D.

Prepare proposals and other documentation arising from business opportunities that SRDSP identifies upon reasonable notice from SRDSP and upon SRDSP providing accurate and sufficient information to Hydro Phi.

E.

Provide Product warranty support and services,

F.

Provide support for Product exemption and or verification at the California Air Resource Board (CARB) pursuant to Exhibit “F”;

G.

Comply with obligations on Exhibit “F”

3. PRICING AND PAYMENTS

3.1

Wholesale and Retail Prices. SRDSP will purchase Products from Hydro Phi for the wholesale prices as stated in Exhibit “B” and sell the products for the Manufacturers Suggested Retail Price as stated in Exhibit “B”.

The SRDSP will also perform installation and maintenance Services related to the Products at a price to be determined by the SRDSP. The prices in effect at the time of submission of SRDSP’s purchase order will apply to such purchase order. If any minimum order requirements are specified on the price list, SRDSP will comply with such requirement.

Exhibit 10.7

SUPER REGIONAL DISTRIBUTION AND

SERVICE PROVIDER AGREEMENT (“SRDSP”)

3.2

Commissions. Any commissions or finders fees paid to sub-distributors, dealers, sales agents, manufacturer’s representatives, or to individuals who have an agreement for the sale, shall be the sole responsibility of SRDSP. Hydro Phi will have no obligation for such commissions unless otherwise agreed upon in writing.

3.3 Price Changes. Hydro Phi may increase or decrease the wholesale prices of the Products or the prices of the Services by giving SRDSP written notice of any changes in pricing at least thirty (30) days prior to the effective date of the change. Pricing fluctuations shall be limited to an increase or decrease of no greater than 10% without mutual agreement between Hydro Phi and SRDSP. No such change to any wholesale price will apply to any pricing proposal for which a Customer has signed an agreement in principle or a formal proposal with SRDSP. Hydro Phi will honor previously quoted pricing in each such instance.

3.4 Orders. To fulfill SRDSP orders, SRDSP will submit a written Order Form for the Products to Hydro Phi in form as submitted by Hydro Phi. No SRDSP order will be binding upon Hydro Phi until accepted by Hydro Phi. Such acceptance will not be unreasonably withheld or deemed invalid. Orders will be agreed upon on a first come, first come basis and shall be placed into the Hydro Phi retrofit or product delivery cue with no prejudice.

3.5 Invoices.

A. Hydro Phi will invoice SRDSP for all Products ordered and/or Services provided upon delivery by Hydro Phi. Hydro Phi’s invoice will contain

(a)

a description of the Products (including related engineering costs),

(b)

the quantity of the Products (including related engineering costs),

(c)

the price of the Products (including related engineering costs), and

(d)

the applicable payment terms for such invoice (e) warranty for the specific product and

(f)

delivery schedule.

B. SRDSP will invoice Hydro Phi for all Product warranty work as described in Section 11.2. SRDSP’s invoice will contain (a) Description of the warranty work performed, along with description on what parts were replaced including the entire Product if necessary, (b) Description of total labor costs to repair the defective Product.

3.6 Payments.

(a)

SRDSP will make all payments to Hydro Phi in U.S. Dollars, unless otherwise agreed by the Parties in writing, by check drawn on a United States bank or by bank-to-bank wire transfer. All payments are eligible for a [REDACTED*]% Net [REDACTED*] discount, if received by Hydro Phi within [REDACTED*] days after the Hydro Phi invoice date or will otherwise be due Net 30 days after the Hydro Phi invoice date.

(b)

Hydro Phi will make all payments to SRDSP in U.S. Dollars, unless otherwise agreed by the Parties in writing, by check drawn on a United States bank or by bank-to-bank wire transfer. All payments due SRDSP shall be paid within 30 days after the invoice date.

* This material has been omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission.

Exhibit 10.7

SUPER REGIONAL DISTRIBUTION AND

SERVICE PROVIDER AGREEMENT (“SRDSP”)

A. SRDSP will pay Hydro Phi according to standard payment terms of [REDACTED*] remitted upon placing an order, [REDACTED*] remitted upon installation, and [REDACTED*] remitted upon acceptance and receipt of the Product and installation by customer. SRDSP will pay the wholesale price pursuant to the price point set by Hydro Phi and set forth on Exhibit “B”. Any discounts from the retail price are deducted from the SRDSP markups unless otherwise approved by Hydro Phi. SRDSP will notify Hydro Phi of any payment terms that may be exceptions to the foregoing and obtain the prior written consent of Hydro Phi before agreeing thereto.

B. SRDSP will pay Hydro Phi the proportionate share of the wholesale price as agreed to and tendered by the Customer. For example, if the Customer agrees to pay [REDACTED*] upon execution of the purchase agreement, [REDACTED*] upon installation and [REDACTED*] upon acceptance of the Product by Customer, SRDSP will pay Hydro Phi one third of the whole price within 30 days following each payment by such purchaser.

C. The wholesale price upon which Hydro Phi provides products to the SRDSP will not include any of the following and each item is the responsibility of SRDSP to add to its price quotations to the Customer:

i.

FOB Transportation, shipping and handling/draying including packing, freight forwarding charges and insurance;

ii.

Taxes and duties of any kind assessed against the SRDSP within the Territory related to distribution by SRDSP.

iii.

Credits and allowances, if any;

iv.

Portions of a contract that are executed by SRDSP or its sub-SRDSPs, dealers, service providers or local representatives for installation and maintenance Services. Hydro Phi has no obligations to SRDSP with respect to maintenance, installation or other labor Services for Customers, except for the general warranty provisions set forth in Section 11.

D. Any payment dispute between Customer and SRDSP that results in a reduction of the price for the Product or Service or any failure to receive payment, repudiation or failure to complete the terms and conditions of any contract related to installation or maintenance Services is the sole responsibility of SRDSP, and Hydro Phi will have no responsibility or liability whatsoever. SRDSP will pay Hydro Phi the stated wholesale price for the Product in dispute unless the dispute relates to Hydro Phi or other manufacturer failure to meet specifications or because of manufacturer defects. SRDSP may not withhold any wholesale price payments due Hydro Phi. A Party may, in good faith, dispute the correctness of any invoice or any adjustment to an invoice, rendered under this Agreement or adjust any invoice for any arithmetic or computational error within twelve (12) months of the date of the invoice, or adjustment to an invoice was rendered. In the event an invoice or portion thereof, or any other claim or adjustment arising hereunder, is disputed, payment of the undisputed portion of the invoice shall be required to be made when due, with notice of the objection given to the other Party. Any invoice dispute or invoice adjustment shall be in writing and shall state the basis for dispute or adjustment. Payment of the disputed amount shall not be required until the dispute is resolved.

* This material has been omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission.

Exhibit 10.7

SUPER REGIONAL DISTRIBUTION AND

SERVICE PROVIDER AGREEMENT (“SRDSP”)

E. SRDSP acknowledges and understands prior sales calls may have been made on a potential Customer in the Territory by other Hydro Phi SRDSPs, Business Development Associates, affiliate companies, or financial partners. Accordingly, the assignment of the exclusive Customer account will fall under the end user exclusions as outlined in Exhibit “C”:

i.

Hydro Phi will keep an ongoing audit trail for each end user lead related to that represented by Hydro Phi before assignment of the Territory.

ii.

The lead generator for sales into a territory that he/she is not named as the SRDP shall remit a list of all contact and/or prospective clients to Hydro Phi to be named as the exclusive for that prospective client. Hydro Phi will accept and approve all ongoing dialogue from the exclusive sales lead assignee with the understanding that the Exhibit “C” End User Exclusions are considered a Hydro Phi Corporate Initiative.

iii.

In any situation when there is a question of sales calls in the Territory, the [REDACTED*] profit split as mandated herein or any other revenue or account dispute, Hydro Phi will make a determination of disposition on the account assignment with the intention of dividing the same fairly between and/or among all exclusive assignees and the SRDSP. The decision of Hydro Phi is final, except that SRDSPs or others involved with the sale will have a right to appeal the decision in writing, stating why the determination is considered unfair. The Hydro Phi chief executive officer and two other Hydro Phi officers will review the decision based on such appeal, and the decision on the appeal will be final on all involved.

3.7 Past Due Payments. SRDSP will pay Hydro Phi a late fee equal to the lesser of [REDACTED*] percent ([REDACTED*]%) per month on all amounts past due [REDACTED*] days. The late fee will be compounded monthly and rounded to the next highest whole month. In addition, if any payment is past due, Hydro Phi may, in its discretion, refuse to deliver future Products ordered to SRDSP pending payment of the past due amount.

3.8 Taxes. SRDSP is responsible for all federal, state and local taxes of any government within its Territory, including but not limited to sales and use taxes (exclusive of taxes on Hydro Phi’s net income), duties and assessments arising on or measured by amounts payable to Hydro Phi or arising on or measured by amounts sold by SRDSP.

3.9 No Set-Off. SRDSP will not set-off or offset against Hydro Phi’s invoices any amounts that SRDSP claims are due to it. SRDSP will bring any claims or causes of action it may have in a separate action and waives any rights it may have to offset, set-off, or withhold payment for Products delivered by Hydro Phi. 3.10 Product and Service Changes. Hydro Phi may discontinue the manufacture of any Product or the supply of any Service and make changes and improvements to the Products or Services at any time without incurring any obligation to SRDSP or any Customers of SRDSP to make such modifications to Products or Services that were previously delivered to SRDSP. SRDSP will accept Products or Services so changed or improved in fulfillment of existing orders. SRDSP shall continue to have the sole right to distribute the changed or improved products within the Territory for the term of the Agreement.

4.

MARKETING AND SALES

4.1 Business Development and Marketing Efforts. SRDSP will use its best efforts to vigorously promote and sell the Products and Services to achieve the maximum sales potential for the Products and Services within the Territory. The Parties will set minimum marketing and sales goals and will meet periodically to review and adjust the same according to the sales and marketing goals and objectives of Hydro Phi and SRDSP.

* This material has been omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission.

Exhibit 10.7

SUPER REGIONAL DISTRIBUTION AND

SERVICE PROVIDER AGREEMENT (“SRDSP”)

4.2 Marketing and Sales Materials. SRDSP will only use marketing and sales materials prepared by Hydro Phi; provided, however, that SRDSP may create and produce at it sole expense marketing and sales materials specifically for use in the Territory with the prior written authorization and approval of Hydro Phi.

4.3 Right to Name National Distributor. Hydro Phi’s ongoing business model concerning the channels to market through the SRDSP is a work in progress; therefore, Hydro Phi reserves the right to name an authorized National Distributor. In this case, the National Distributor will operate as an extension of Hydro Phi and manage the SRDSP under the terms of this agreement. All pricing as shown in Exhibit “B” will be allocated accordingly and have profit margins included to equitably and justifiably support both the SRDSP and the National Distributor. If Hydro Phi determines that the company is best served by naming a National Distributor, an amendment to this agreement will be made to outline the terms and conditions as well as operational protocol for the Hydro Phi channel to market structure. For the avoidance of doubt, the naming of a National Distributor is not intended by the Parties to reduce the SRDSP’s profit margin.

5.

TERM AND TERMINATION

5.1 Term. The term of this Agreement will be three (3) years from the Effective Date (the “Term”) unless terminated earlier under the terms and conditions of this Section 5. At the end of the initial term, this Agreement will be automatically renewed for consecutive additional two (2) year renewal Term unless terminated for cause by mutual written agreement of the Parties.

5.2 Termination for Cause. If either Party defaults in the performance of any material term or condition of this Agreement, then the non-defaulting Party may give written notice to the defaulting Party that if the default is not cured within [REDACTED*] days, the Agreement will terminate. Just cause includes, without limitation:

A.

The defaulting Party fails to comply with the terms and conditions of this Agreement including, without limitation, and more conspicuous failure to meet the SRDSP Performance Requirements as stated in 1.1 and Inventory requirements in 1.1.B;

B.

The defaulting Party becomes insolvent, bankrupt or involved in any proceeding by or against the other Party or there is a substantial change in the ownership or control of the Party’s business, whether voluntary or by operation of law;

C.

The defaulting Party violates the criminal provisions of applicable laws or regulations; If the non-defaulting Party gives such notice and the default is not cured during the [REDACTED*] day period, then the Agreement may be terminated by the non-defaulting Party within [REDACTED*] days following the end of the cure period by sending written notice to the defaulting Party.

* This material has been omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission.

Exhibit 10.7

SUPER REGIONAL DISTRIBUTION AND

SERVICE PROVIDER AGREEMENT (“SRDSP”)

5.3 Return of Materials Upon Termination. Upon termination of this Agreement for any reason, SRDSP will within ten (10) days return to Hydro Phi all sales materials, Products, copies of customer or prospect lists, data sheets, and other marketing and sales materials provided to SRDSP by Hydro Phi or created by SRDSP.

5.4 No Liability for Termination. Neither Party will have any liability solely for termination of this Agreement pursuant to the terms and conditions hereof.

6.

LIMITATION OF LIABILITY

6.1 Disclaimer of Consequential Damages. Except for a breach of confidentiality, in no event will either Party be liable to the other Party for any special, consequential, incidental or like damages, however caused and on any theory of liability, and whether or not such Party knew or should have known of the possibility of such damage.

6.2 Reasonable Allocation of Risk. The Parties understand and agree that the limitations of liability set forth in this Section 6.2 are a reasonable allocation of risk between the Parties, and, absent such allocation, Hydro Phi would not be able to charge the prices it is charging for the Products. Furthermore, the limitations of liability set forth in this Agreement will apply notwithstanding any failure of essential purpose of any limited remedy provided herein.

7.

PROPRIETARY RIGHTS

7.1 Proprietary Rights. SRDSP agrees that Hydro Phi owns and will retain ownership of all right, title, and interest in and to the Products and technologies, and all of Hydro Phi’s Intellectual Property relating thereto. SRDSP will have no rights with respect to the Products or Technologies or Intellectual Property related thereto except as expressly set forth herein. No title or ownership of any software included in the Products or Technologies is transferred to SRDSP or Customers.

7.2 Restrictions. SRDSP will not (and will require that Customers not:

i)

modify, adapt, reverse engineer, disassemble, de-compile or otherwise

ii)

create derivative works based on the Products;

iii)

make copies of the Products except as expressly allowed herein; or

iv)

except for the distribution of Products as authorized under this Agreement, transfer the Products or any part thereof to any third Party.

7.3 Proprietary Notices. SRDSP will not (and will require that its Customers not) remove, alter, cover or obfuscate any copyright notices or other proprietary rights notices placed or embedded by Hydro Phi on or in any Products.

* This material has been omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission.

Exhibit 10.7

SUPER REGIONAL DISTRIBUTION AND

SERVICE PROVIDER AGREEMENT (“SRDSP”)

8.

CONFIDENTIALITY

8.1 Non-Use and Non-Disclosure. SRDSP will sign and have their potential clients’ sign a confidentiality and non-disclosure agreement (“NDA”) with Hydro Phi before beginning any technical evaluation or contractual obligations are commenced under this Agreement. In addition therefore, the

Parties agree to be bound by the following confidentiality obligations except to the extent of any inconsistency between the terms and conditions in this Paragraph 8 and the NDA, in which event the NDA will control. The receiving Party will not disclose the disclosing Party’s Confidential Information to any third Party and may only use the disclosing Party’s Confidential Information for the intended business purpose related to this Agreement and for the benefit of the disclosing Party. Both Parties will protect Confidential Information from disclosure or misuse by using the same degree of care as for their own confidential information of like importance, but will at least use reasonable care. Each receiving Party agrees to promptly notify the disclosing Party upon learning of any unauthorized disclosure of the disclosing Party’s Confidential Information, and will provide reasonable assistance to the disclosing Party to remedy and contain such breach.

8.2 Disclosure Required by Law. Notwithstanding Subsection 8.1 above, a receiving Party may disclose the other Party’s Confidential Information if the information is required by law to be disclosed in response to a valid order of a court of competent jurisdiction or authorized government agency, provided that the receiving Party must give the disclosing Party prompt written notice and obtain or allow for a reasonable effort by the disclosing Party to obtain a protective order prior to disclosure.

8.3 Confidentiality. Neither Party will disclose the terms of this Agreement or its existence other than to business, financial, or legal advisors, without the express written consent of the other Party. However, either Party may disclose the terms or existence of this Agreement as required under United States securities regulations, or in furtherance of a proposed sale, acquisition, or merger of substantially all of such Party’s business interests related to this Agreement as long as such disclosure is made under a duty of confidentiality.

9.

INTELLECTUAL PROPERTY

9.1 Right to Use. During the Term of this Agreement, SRDSP will have the limited, revocable and restricted right to indicate to the public that it is an authorized SRDSP of the Products and to use the Hydro Phi trademarks solely for the purpose of promotion and distribution of the Products within the Territory. Prior to the use or distribution of any promotional, advertising or other materials created by SRDSP containing any Hydro Phi trademarks, SRDSP will obtain approval from Hydro Phi with respect to the use of Hydro Phi trademarks, which approval will not be unreasonably withheld or delayed. If SRDSP, in the course of performing Services hereunder, acquires any goodwill in any of the Hydro Phi’s trademarks, all such goodwill will inure to the benefit of Hydro Phi. Hydro Phi may use SRDSP’s name for marketing, sales or other promotional purposes in connections with Hydro Phi products and technologies.

Exhibit 10.7

SUPER REGIONAL DISTRIBUTION AND

SERVICE PROVIDER AGREEMENT (“SRDSP”)

9.2 No Other Rights. Except for the limited rights set forth in Section 9.1, nothing herein grants or is deemed to grant to SRDSP any right, title, claim or interest in or to the Products and Technologies or the patents, trademarks, copyrights, ideas or other intellectual property (“Intellectual Property”) related thereto. SRDSP will neither alter nor remove any Hydro Phi trademarks or other identification marks of any kind applied to the Products by Hydro Phi. 9.3 Restrictions. At no time during or after the Term of this Agreement will SRDSP challenge or assist others to challenge Hydro Phi’s Intellectual Property or the registration thereof. SRDSP will not adopt, use or attempt to register, whether as a corporate name, trademark, service mark or other indication of origin, any of the Hydro Phi trademarks or any mark that is confusingly similar to or will dilute the distinctive nature of the Hydro Phi trademarks. Upon termination of this Agreement, SRDSP will immediately cease to use all Hydro Phi Intellectual Property.

10.

REPRESENTATIONS AND INSURANCES

10.1 Organization. Each Party represents that it is a business entity duly organized, validly existing, and in good standing in the jurisdictions in which it is registered,, and that it has the full power and authority to execute and deliver this Agreement and to carry out the transactions contemplated by this Agreement.

10.2 Conflicting Agreements. Each Party represents and warrants that it has no outstanding agreement or obligation that is in conflict with any of the terms and conditions of this Agreement or that would preclude it from complying with the provisions hereof.

10.3 Government Approvals. Hydro Phi and SRDSP each represents and warrants that no consent, approval or filing with any governmental authority in the Territory is required in connection with the valid execution, delivery and performance of this Agreement, or if one is required, it has obtained such consent or approval, or made such filing.

10.4 Insurances. SRDSP must submit to Hydro Phi proof of insurance for General Liability and Workers compensation that is commensurate with revenues, employees, and contractual commitments.

11.

PRODUCT WARRANTY

11.1 Disclaimer. Except for the warranties set forth in this Section 11, Hydro Phi grants no other warranties or conditions, express or implied, by statute or otherwise, regarding the Products or Technologies provided hereunder. Without limiting the generality of the foregoing, Hydro Phi specifically disclaims any implied warranties of non-infringement, merchantability, title, accuracy of data, noninterference and fitness for a particular purpose.

11.2 Warranty Responsibilities. Hydro Phi will offer a standard product warranty to all end use customers for a period of one (1) year. SRDSP will extend the same product warranty as specified by Hydro Phi as a pass through the SRDSP for all associated warranty claims. The product is guaranteed to be free from defects in workmanship and parts within the warranty period. Defects that occur within the warranty period, under normal use, care, and maintenance will be repaired or replaced by SRDSP, solely at SRDSP’s option, unless objected to by Hydro Phi. Hydro Phi will compensate SRDSP for associated out of pocket costs for all warranty repair and labor costs. If the defective Product is replaced, it becomes Hydro Phi’s property. The benefits covered by the warranty provided by Hydro Phi shall be no less than required by law and be in addition to all rights the consumer has under the Trade Practices Act. The warranty is transferable to a new owner provided that the product is still within the warranty period. SRDSP shall invoice Hydro Phi for all Product warranty work as described in Section 3.5 and 3.6.

Exhibit 10.7

SUPER REGIONAL DISTRIBUTION AND

SERVICE PROVIDER AGREEMENT (“SRDSP”)

12.

INDEMNIFICATION

12.1 Hydro Phi Indemnification. Hydro Phi will, at its own expense and subject to the limitations set forth in this Section 12 indemnify, defend (at SRDSP’s request), and hold harmless SRDSP, its affiliates, officers, directors, employees, consultants, and agents and representatives from any and all allegations, threats, claims, suits, proceedings, damages, costs or other liability (including without limitation reasonable attorneys’ fees) (collectively “Claims”) arising from the negligence, error, omission or fault of Hydro Phi in any way related to the Products and/or engineered solutions related to the Products including, without limitation, claims related to the allegation that any Product infringes a United Stated patent, trademark, or trade secret owned by a third party.

12.2 Limitation. Notwithstanding the provisions of Section 12.1 above, Hydro Phi has no liability to SRDSP for (i) any combination of the Products with any other software or equipment not provided by Hydro Phi; (ii) the modification of the Products, or any part thereof, by anyone other than Hydro Phi; (iii) unauthorized or unintended use of the Products; or (iv) failure by SRDSP or Customers or their employees or agents to take all reasonable actions to prevent or mitigate losses, damages, costs and expenses.

12.3 Rights in Event of Infringement. In the event that a Claim is brought or threatened against SRDSP under Section 12.1, Hydro Phi may, at its sole option and expense, (i) procure the right to continue use of the infringing Product; (ii) modify or amend the infringing Product as needed to avoid infringement, or replace the infringing Product with other software or products, such update or replacement having substantially similar or better capabilities; or (iii) if neither (i) nor (ii) is available, terminate this Agreement. Termination of this agreement will not alter the indemnification laid out in 12.1

12.4 SRDSP Indemnification. SRDSP will, at its own expense and subject to the limitations set forth in this Section 12, indemnify, defend (at Hydro Phi’s request), and hold harmless Hydro Phi, its affiliates, officers, directors, employees, consultants, and agents and representatives from any and all Claims arising out of or related to:

(a)

the performance of the installation or maintenance only for cause of negligence by SRDSP;

(b)

SRDSP non-authorized marketing, sales, or use of the Products;

(c)

SRDSP’s breach of any laws, regulations, or statutes, including applicable export or import laws.

12.5 Indemnification Procedures. In the event of a potential indemnity obligation under this Section 12, the indemnified Party will

(a)

notify the indemnifying Party in writing of such Claim;

(b)

allow the indemnifying Party to have sole control of its defense and settlement; and

* This material has been omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission.

Exhibit 10.7

SUPER REGIONAL DISTRIBUTION AND

SERVICE PROVIDER AGREEMENT (“SRDSP”)

(c)

upon request of the indemnifying Party, cooperate in all reasonable respects, at the indemnifying Party’s cost and expense, with the indemnifying Party in the investigation, trial, and defense of such Claim and any appeal arising thereof. Failure to notify the indemnifying Party of such Claim will not relieve that Party of its obligations under this Section 12 but such Claim will be reduced to the extent of any damages attributable to such failure. The indemnifying Party will not enter into any settlement or compromise without first obtaining the indemnified Party’s consent, which consent will not be unreasonably withheld.

12.6 Insurance. SRDSP will maintain workmen’s compensation and employer liability insurance in compliance with all applicable statutory limits.

12.7 Entire Liability. The foregoing provisions of this Section 12 state the entire liability and obligations of the Parties with respect to third party claims of intellectual property infringement.

13. GENERAL PROVISIONS

13.1 Independent Contractors. The relationship of Hydro Phi and SRDSP established by this Agreement is that of independent contractors, and neither Party is an employee, agent, partner, or affiliate of the other. Under no circumstances will SRDSP have authority to bind Hydro Phi in any way. All financial obligations associated with SRDSP’s business are the sole responsibility of SRDSP. All sales and other agreements between SRDSP and its Customers are SRDSP’s business responsibility and will have no effect on SRDSP’s obligations under this Agreement.

13.2 Compliance with Laws. Hydro Phi and SRDSP will each comply with all applicable federal, state, local and applicable international laws, rules, treaties, and regulations in its performance of this Agreement. 13.3 Governing Law and Jurisdiction. This Agreement will be governed by and construed under the laws of the State of Delaware, without regard to principles of conflict of laws. Each Party expressly consents to the personal jurisdiction and venue of such courts.

13.4 Arbitration. Any and all disputes, controversies or other disagreements arising out of or related to this Agreement, or the interpretation, making, performance, breach, validity or termination thereof, will be finally settled by binding arbitration in Atlanta, Georgia under the American Arbitration Association Commercial Arbitration Rules (together the “AAA Rules”) by one neutral arbitrator appointed in accordance with the AAA Rules. At the request of either Party, the arbitrator will enter an appropriate protective order to maintain the confidentiality of information produced or exchanged in the course of the arbitration proceedings. Judgment on the award rendered by the arbitrator will be in writing accompanied by a written explanation of the basis of the decision and may be entered in any court having jurisdiction thereof. The Parties may apply to any court of competent jurisdiction for a temporary restraining order, preliminary injunction or other interim or conservatory relief, as necessary, without breach of this arbitration agreement and without any reduction of the authority of the arbitrator.

13.5 Notices. Any notice required or permitted by this Agreement will be in writing and will be sent by registered or certified mail, return receipt requested, or by reputable overnight courier addressed to the other Party at the address shown at the beginning of this Agreement or at such other address for which such Party gives notice hereunder. Such notice will be deemed to have been given when delivered or, if delivery is not accomplished by some fault of the addressee, when tendered.

Exhibit 10.7

SUPER REGIONAL DISTRIBUTION AND

SERVICE PROVIDER AGREEMENT (“SRDSP”)

13.6 Entire Agreement. This Agreement, including the exhibits attached hereto, sets forth the entire agreement and understanding of the Parties relating to the subject matter hereof and merges all prior discussion between them. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless set forth in writing signed by officers of both Parties. This Agreement supersedes any conflicting terms and conditions on any work orders, invoices, checks, order acknowledgements, forms, purchase orders, or other similar commercial documents relating hereto and which may be issued by a Party after the Effective Date.

13.7 Severability. If any provision of this Agreement is held to be invalid by a court of competent jurisdiction, then the remaining provisions will nevertheless remain in full force and effect. The Parties agree to renegotiate in good faith any term held invalid and to be bound by the mutually agreed substitute provision.

13.8 No Waiver. The failure of either Party to enforce at any time any of the provisions of the Agreement, or the failure to require at any time performance by the other Party of any of the provisions of this Agreement, will in no way be construed to be a present or future waiver of such provisions, nor in any way affect the validity of either Party to enforce each and every such provision, nor in any way affect the validity of either Party to enforce each and every such provision thereafter.

13.9 Exhibits and Headings. The Exhibits are attached hereto and fully incorporated herein by reference with the same force and effect as the balance of the terms and conditions of this Agreement.

All descriptive headings used in this Agreement are for convenience of reference only and are not to be used in interpreting the obligations of the Parties under this Agreement.

13.10 Interpretation. This Agreement was negotiated in the spirit of mutual cooperation whereby no clause should be necessarily construed against any one Party based upon the finding that that Party provided all or most of the contractual language contained within that clause.

13.11 Force Majeure. Neither Party will be deemed in default or held responsible to the other because of or arising out of the interruption of its performance under this Agreement by fire, floods, storm, explosion, earthquake or any other extraordinary natural occurrence or act of God, act of any public enemy, civic disturbance, riot insurrection, terrorism or hostilities, war, conditions that may adversely affect the safety of personnel, restrictions due to blockades, embargoes, unavailability of materials, unforeseen market shortages or any other cause beyond the reasonable control of such Party that arises without the fault or negligence of the Party and that results in the delay of performance hereunder. Any delay or nonperformance resulting from the foregoing events is deemed excusable. The Party whose performance is delayed will use its best efforts to notify the other Party within five (5) days after the occurrence of such force majeure events and within five (5) days after the cessation thereof. The Party whose performance is affected will diligently proceed to perform the Agreement to the best of its ability upon cessation or conclusion of the force majeure event.

13.12 Assignment and Binding Effect. SRDSP may not transfer or assign its rights or obligations under this Agreement without the prior written consent of Hydro Phi, and any attempted assignment will be void. Hydro Phi may freely assign this Agreement; provided however that in the event of a change of control the SRDSP will be notified and Hydro Phi will use it best efforts to include the SRDSP in negotiations. . This Agreement will be binding upon and inure to the benefit of the Parties hereto, their successors and permitted assigns. In the event of a change of control the Parties agree to enter into any necessary amendments to this Agreement to preserve the economic benefit of the bargain to the Parties.

Exhibit 10.7

SUPER REGIONAL DISTRIBUTION AND

SERVICE PROVIDER AGREEMENT (“SRDSP”)

13.13 Injunctive Relief. The Parties agree that any breach of either of the Parties’ obligations regarding their respective Confidential Information or Hydro Phi’s Trademarks or Intellectual Property would result in irreparable injury for which there is no adequate remedy at law. Therefore, in the event of any breach or threatened breach of a Party’s obligations regarding Confidential Information or Hydro Phi’s Trademarks or Intellectual Property, the aggrieved Party will be entitled to seek equitable relief, in addition to its other available legal remedies, in a court of competent jurisdiction without the requirement to post bond.

13.14 Acknowledgments. Each Party acknowledges and agrees that it has been represented in this matter by competent counsel and that it has had the terms and meaning of this Agreement explained to it by counsel and that, with the advice of its counsel, it has freely and voluntarily signed this Agreement.

13.15 Changed Circumstances. Because of the likelihood of the emergence of unforeseen effects upon the administration of this Agreement which do not become apparent until after the execution of this Agreement, the Parties shall meet to negotiate mutually agreeable changes to the Agreement to address these issues as soon as reasonably possible.

13.16 Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original and all of which together will constitute one instrument.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

Hydro Phi Technologies, Inc.

Energ’a Vehicular Limpia S.A. de CV

By:

Roger M. Slotkin

Fernando Fuentes Echavarr’a

CEO

President

August 22, 2013

August 22, 2013

Exhibit 10.7

SUPER REGIONAL DISTRIBUTION AND

SERVICE PROVIDER AGREEMENT (“SRDSP”)

Exhibit A

See section 1.1 of base agreement

Exhibit B

Up to 1,000 Units in any given annual period $ [REDACTED*].  Subject to change pursuant to terms of base agreement

Over 1,001 Units, in any given annual period $ [REDACTED*].  Subject to change pursuant to terms of base agreement.

All pricing, FOB Atlanta, Ga.

Exhibit C

None

* This material has been omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission.